                 AMENDMENT NO. 1 entered into effective as of September
            30, 1998 (this "AMENDMENT"), to the Credit Agreement dated as of February 12, 1998 (the "CREDIT AGREEMENT"), among Magellan
            Health Services, Inc., a Delaware corporation (the "PARENT BORROWER"); Charter Behavioral Health System of New Mexico, Inc., a New Mexico corporation; Merit Behavioral Care Corporation, a Delaware corporation; each other wholly owned domestic subsidiary of the Parent Borrower that becomes a "Subsidiary Borrower" pursuant to Section 2.23 of the Credit Agreement (each, a "SUBSIDIARY BORROWER" and collectively, the "SUBSIDIARY BORROWERS" (such term is used herein as modified in Article I of the Credit Agreement); the Parent Borrower and the Subsidiary Borrowers are collectively referred to herein as the "BORROWERS"); the Lenders (as defined in Article I of the Credit Agreement); The Chase Manhattan Bank, a New York banking corporation, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, as collateral agent (in such capacity the "COLLATERAL AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK"); First Union National Bank, a national banking corporation, as syndication agent (in such capacity, the "SYNDICATION AGENT" for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK"); and Credit Lyonnais New York Branch, a licensed branch of a bank organized and existing under the laws of the Republic of France, as documentation agent (in such capacity, the "DOCUMENTATION AGENT") for the Lenders and as an issuing bank (in such capacity, an "ISSUING BANK" and, together with The Chase Manhattan Bank and First Union National Bank, each in its capacity as an issuing bank, the "ISSUING BANKS").

     A. The Lenders and the Issuing Banks have extended credit to the Borrowers, and have agreed to extend credit to the Borrowers, in each case pursuant to the terms and subject to the conditions set forth in the Credit Agreement.

     B. The Parent Borrower has requested that the Credit Agreement be amended as set forth herein.

     C. The Required Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

     D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement.

     Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. AMENDMENTS TO SECTION 1.01 OF THE CREDIT AGREEMENT. (a) The definition of the term "Franchise Non-Payment Event" set forth in Section
1.01 of the Credit Agreement is hereby deleted.

     (b) The definition of the term "Material Franchise Non-Payment Event" set forth in Section 1.01 of the Credit Agreement is hereby deleted.

     (c) The definition of the term "Permitted CBHS Sale" set forth in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "PERMITTED CBHS SALE" shall mean any sale of all or substantially all of the Parent Borrower's interests in CBHS on terms satisfactory to the Required Lenders.

     (d) The definition of the term "Real Estate for Sale" is hereby amended and restated in its entirety to read as follows:

     "REAL ESTATE FOR SALE" shall mean the assets set aside by the Parent Borrower for sale as more particularly described on Schedule 1.01(d).

     SECTION 2. AMENDMENT TO SECTION 3.10(b) OF THE CREDIT AGREEMENT. Section 3.10(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "(b) None of the Borrowers or any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument (including any Transaction Document) to which it is a party or by which it or any of its properties or assets are or may be bound, in each case where such default could reasonably be expected to result in a Material Adverse Effect.".

     SECTION 3. AMENDMENTS TO SECTION 5.05 OF THE CREDIT AGREEMENT. (a)
Section 5.05(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "(a) any Event of Default or Default, in each case specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;".

     (b) Section 5.05(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "(c) [Intentionally left blank];".

     SECTION 4. AMENDMENT TO SECTION 5.13 OF THE CREDIT AGREEMENT. Section
5.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "[Intentionally left blank];".

     SECTION 5. AMENDMENT TO SECTION 6.08(b) OF THE CREDIT AGREEMENT. Section 6.08(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "(b) Permit any waiver, supplement, modification, amendment, termination or release of any Transaction Document to which it is a party after the Closing Date, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release would be adverse to the interest of the Lenders in any material respect, without the consent of the Required Lenders.".

     SECTION 6. AMENDMENT TO SECTION 6.10 OF THE CREDIT AGREEMENT. The table set forth in Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

FISCAL QUARTER ENDING DATES                                       RATIO
---------------------------                                       -----

June 30, 1998, through March 31, 1999                            1.70:1.00
June 30, 1999, through September 29, 1999                        2.00:1.00
September 30, 1999, through September 29, 2000                   2.00:1.00
September 30, 2000, through September 29, 2001                   2.25:1.00
September 30, 2001, through September 29, 2002                   2.50:1.00
September 30, 2002, through September 29, 2003                   2.75:1.00
September 30, 2003, and thereafter                               3.00:1.00

     SECTION 7. AMENDMENT TO SECTION 6.11 OF THE CREDIT AGREEMENT. The table set forth in Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

FISCAL QUARTER ENDING DATES                                       RATIO
---------------------------                                       -----

June 30, 1998                                                    6.25:1.00
September 30, 1998, through March 31, 1999                       6.00:1.00
June 30, 1999, through September 29, 1999                        5.50:1.00
September 30, 1999, through September 29, 2000                   5.25:1.00
September 30, 2000, through September 29, 2001                   4.75:1.00
September 30, 2001, through September 29, 2002                   4.25:1.00
September 30, 2002, through September 29, 2003                   3.75:1.00
September 30, 2003, and thereafter                               3.50:1.00

     SECTION 8. AMENDMENT TO SECTION 6.13 OF THE CREDIT AGREEMENT. The table set forth in Section 6.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

FISCAL QUARTER ENDING DATES                                       RATIO
---------------------------                                       -----

June 30, 1998, through March 31, 1999                          $160,000,000
June 30, 1999, through September 29, 1999                      $200,000,000
September 30, 1999, through September 29, 2000                 $225,000,000
September 30, 2000, through September 29, 2001                 $225,000,000
September 30, 2001, through September 29, 2002                 $250,000,000
September 30, 2002, through September 29, 2003                 $275,000,000
September 30, 2003, and thereafter                             $300,000,000

     SECTION 9. AMENDMENT TO SECTION 6.14 OF THE CREDIT AGREEMENT. Section
6.14 of the Credit Agreement is hereby amended to delete the proviso at the end thereof.

     SECTION 10. AMENDMENTS TO ARTICLE VII OF THE CREDIT AGREEMENT. (a) Clause (k) of Article VII of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "(k) [Intentionally left blank];".

     (b) Clause (l) of Article VII of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "[Intentionally left blank];".

     (c) Clause (n) of Article VII of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

     "(n) any Loan Document shall not be for any reason, or shall be asserted by any Loan Party not to be, in full force and effect and enforceable in accordance with its terms; or".

     SECTION 11. AMENDMENT TO EXHIBIT D OF THE CREDIT AGREEMENT. Exhibit D of the Credit Agreement is hereby amended as set forth in Annex I attached hereto. Amendment No. 1 to the Collateral Assignment in the form of Annex I hereto will be entered into simultaneously with the execution of this Amendment.

     SECTION 12. REPRESENTATIONS AND WARRANTIES. Each Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

     (a) This Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms.

     (b) After giving effect to this Amendment, the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

     (c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

     SECTION 13. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first above written when the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers and the Required Lenders.

     SECTION 14. CREDIT AGREEMENT. Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended hereby.

     SECTION 15. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 16. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

     SECTION 17. EXPENSES. The Parent Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                MAGELLAN HEALTH SERVICES, INC.,

                                by /s/ James R. Bedenbaugh
                                   -------------------------------------------
                                   Name:  JAMES R. BEDENBAUGH
                                   Title: SENIOR VICE PRESIDENT & TREASURER


                                CHARTER BEHAVIORAL HEALTH SYSTEM OF
                                NEW MEXICO, INC.,

                                by /s/ Charlotte A. Sanford
                                   -------------------------------------------
                                   Name:  CHARLOTTE A. SANFORD
                                   Title: TREASURER


                                MERIT BEHAVIORAL CARE CORPORATION,

                                by /s/ Charlotte A. Sanford
                                   -------------------------------------------
                                   Name:  CHARLOTTE A. SANFORD
                                   Title: VICE PRESIDENT


                                THE CHASE MANHATTAN BANK, individually and as Administrative Agent, Collateral Agent and an Issuing Bank,

                                by /s/ Dawn Lee Lum
                                   -------------------------------------------
                                   Name:  DAWN LEE LUM
                                   Title: VICE PRESIDENT


                                FIRST UNION NATIONAL BANK,
                                individually and as Syndication Agent and an Issuing Bank,

                                by /s/ Joseph H. Towell
                                   -------------------------------------------
                                   Name:  JOSEPH H. TOWELL
                                   Title: SENIOR VICE PRESIDENT

                                CREDIT LYONNAIS NEW YORK BRANCH,
                                individually and as Documantation Agent and an Issuing Bank,

                                by /s/ Farboud Tavangar
                                   -------------------------------------------
                                   Name:  FARBOUD TAVANGAR
                                   Title: FIRST VICE PRESIDENT


To Approve the Amendment:


Name of Institution
                    ------------------------------------
     by
        ------------------------------------
        Name:
        Title: